Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of InflaRx N.V.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Leipzig, Germany
March 26, 2019